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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 13, 2003


                              PATRON HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          NEVADA                        0-25675                   88-0346441
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)



212 WEST KINZIE STREET, CHICAGO, ILLINOIS                    60610
(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (312) 493-2171


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS.

         On January 13, 2003, Patron Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Patron Systems"), entered into a term sheet (the "Term Sheet") with a private group of international investors (the "Investors"), pursuant to which the Investors have agreed to provide an investment facility to Patron Systems in an aggregate amount of up to $40 million for use by Patron Systems in the information security services and products markets.

         The investment facility is to be comprised of (i) a $15 million equity investment in privately placed common stock of Patron Systems at a price per share of $5.00 and (ii) $25 million in subordinated debt available in increments of not less than $5 million at the discretion of Patron Systems. The $15 million equity investment is to be used by Patron Systems to consummate the acquisition of TrustWave Corp. on or before February 21, 2003. A portion of the proceeds of the investment facility will also be used to consummate the acquisition by Patron Systems of Entelagent Software Corp.

         Each tranche of subordinated debt will have a seven-year maturity and will accrue interest at the prime rate quoted in The Wall Street Journal. During the first year, Patron Systems will only be obligated to make interest payments and will be obligated to pay principal and interest thereafter until maturity. Additional terms for each tranche of subordinated debt are to be mutually agreed upon by Patron Systems and the Investors at the time of each investment by the Investors. The subordinated debt facility may be drawn down for up to a period of one year.

         The investment facility provides that the proceeds of the investment facility are to be used by Patron Systems to finance certain acquisitions, including the acquisition of TrustWave Corp. and Entelagent Software Corp., start-up costs, world-wide business development opportunities and for general working capital purposes. Patron Systems has agreed to pay the Investors (i) a semi-annual fee of 25 basis points on all uncommitted funds and (ii) a commitment fee of 3%, payable in equity or cash at the election of Patron Systems, on the first anniversary of the execution of the Term Sheet.

         Patron Systems and the Investors have also agreed to jointly pursue business development opportunities in Europe and Asia related to wireless information security initiatives. Definitive agreements memorializing such initiatives are to be finalized by March 31, 2003.

         On January 14, 2003, the Registrant issued a press release announcing the execution of the Term Sheet, which is attached hereto as Exhibit 99.1.

                                      *****

         The statements made in this Current Report on Form 8-K contain forward-looking statements and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed financing described herein, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of the Registrant or Patron Systems to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services,





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competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. The Registrant assumes no obligation to update information concerning its expectations.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number    Description of Exhibit
-------   ----------------------
99.1      Press Release issued by the Company on January 14, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PATRON HOLDINGS, INC.

                                            By: /s/ Marie Meisenbach Graul
                                                ---------------------------
                                                Marie Meisenbach Graul
                                                Chief Financial Officer
Date: January 15, 2003



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                                  EXHIBIT INDEX
Exhibit
Number    Description of Exhibit
-------   ----------------------
99.1      Press Release issued by the Company on January 14, 2003.